UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

Orion Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40139	85-4210897
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

767 3rd Avenue, 11th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

(212) 583-8540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-quarter of one redeemable warrant	OHPAU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	OHPA	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	OHPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2021, the Registration Statement on Form S-1 (File No. 333-253081) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Orion Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On March 4, 2021 the Company consummated the IPO of 41,400,000 units (the “Units”), which included the exercise of the underwriter’s option to purchase an additional 5,400,000 Units at the initial public offering price to cover over-allotments. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-quarter of one warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $414,000,000. Further, in connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated March 1, 2021, between the Company and Credit Suisse Securities (USA) LLC (the “Underwriter”), which contains customary representations and warranties and indemnification of the Underwriter by the Company;

●	a Private Placement Warrants Purchase Agreement, dated March 1, 2021, between the Company and Orion Healthcare Acquisition Partners, LLC (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 7,520,000, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, at a price of $1.50 per warrant (the “Private Placement Warrants”);

●	a Warrant Agreement, dated March 1, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●	an Investment Management Trust Agreement, dated March 1, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration and Stockholder Rights Agreement, dated March 1, 2021, between the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities and, upon consummation of the Company’s initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

●	a Letter Agreement, dated March 1, 2021, by and between the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any shares of Class A Common Stock held by him or her in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and pursuant to which the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor;

●	an Administrative Services Agreement, dated March 1, 2021, by and between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $10,000 per month until the Company’s initial business combination or liquidation; and

●	Indemnity Agreements, each dated March 1, 2020, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of an aggregate of 7,520,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $11,280,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its respective permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its respective permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2021, the Company adopted its Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

On March 1, 2021, the Company adopted its Amended and Restated Bylaws. The Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Item 8.01. Other Events.

A total of $414,000,000 of the net proceeds from the IPO and the Private Placement (which includes $14,490,000 of the underwriters’ deferred discount) was placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Public Shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Public Shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO.

On March 1, 2021, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached hereto as Exhibit 99.1.

On March 4, 2020, the Company issued a press release announcing the closing of the IPO, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and Credit Suisse Securities (USA) LLC

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Private Placement Warrants Purchase Agreement between the Company and Orion Healthcare Acquisition Partners, LLC

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Stockholder Rights Agreement between the Company, Orion Healthcare Acquisition Partners, LLC and certain directors of the Company

10.4	Letter Agreement between the Company and Orion Healthcare Acquisition Partners, LLC and each of the officers and directors of the Company

10.5	Administrative Services Agreement between the Company and Orion Healthcare Acquisition Partners, LLC

10.6	Form of Indemnity Agreement, between the Company and each of the officers and directors of the Company

99.1	Press Release, dated March 1, 2021

99.2	Press Release, dated March 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2021

ORION ACQUISITION CORP.

By:	/s/ Beau Garverick
Name:	Beau Garverick
Title:	Chief Executive Officer and Chief Financial Officer